Morgan Stanley Quality Municipal Investment Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares    %of   Total         Purcha   Broker
         Purchase   Of       Purchase  Asset Issued        sed
                    Shares   d         s                   By
                                                           Fund
New York 10/11/01   $97.94   5,000,00  1.39% $216,375,000   2.31%   Merril
City, NY                     0                                         l
Muni Wtr                                                             Lynch
Fin
Auth,
2002 Ser
G (FSA)
Sabine   11/08/01   $100.00  5,000,00  1.37% $485,290,000   1.03%    Bear
River                        0                                      Stearn
Auth,                                                                  s
TXU Elec
Refg Ser
2001 B
(AMT)
Tampa    10/18/01   $97.87   10,000,0  2.77% $238,230,000   4.20%   Salomo
Bay Wtr,                     00                                        n
FL,                                                                 Brothe
Utility                                                               rs
Ser 2001
B (FGIC)
Massachu 03/21/02   $103.79  3,000,00  0.86% $492,440,000   0.61%   Goldma
setts                        0                                         n
Refg Ser                                                             Sachs
2002
(FSA)
Florida  10/26/01   $103.62  6,890,00  1.91% $269,315,000   2.56%   Salomo
Brd of                       0                                         n
Educ,                                                               Brothe
Cap                                                                   rs
Outlay,
Refg Ser
2001 D
(Aa2/AA+
)